UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2014 (October 15, 2014)

New Residential Investment Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined under Item 5.03 below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2014, New Residential Investment Corp. (the “Company”) filed an amendment to its amended and restated certificate of incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which effected a 2-for-1 reverse stock split of its common stock (the “Reverse Stock Split”).

As a result of the Reverse Stock Split, every two shares of the Company’s issued and outstanding common stock was converted into one share of common stock, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 282 million to approximately 141 million.

No fractional shares will be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise be entitled to receive a fractional share of the Company’s common stock will be entitled to receive a cash payment in lieu of a fractional share following the sale of all fractional shares on the open market by the transfer agent for the Reverse Stock Split.

The Reverse Stock Split did not change the authorized number of shares of common stock of the Company or the par value of the Company’s common stock.

The above description of the Amendment and the Reverse Stock Split is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1.

Trading of the Company’s common stock on the New York Stock Exchange on a split-adjusted basis is expected to begin at the opening of trading on October 20, 2014.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed in a press release dated August 6, 2014, the Company held a special meeting of stockholders on October 15, 2014 to seek approval (the “Proposal”) of the Amendment to effect the Reverse Stock Split.

As of the record date, August 26, 2014, there were 282,213,133 shares of common stock outstanding, each entitled to one vote. Approximately 88.45% of those shares were represented at the Special Meeting.

At the special meeting, the Company’s stockholders voted on the Proposal and cast their votes as described below. The Proposal is described in detail in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 5, 2014. The Proposal was approved.

Votes For	Votes Against	Abstentions
176,112,071	72,027,386	1,484,509

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation of New Residential Investment Corp., as filed with the Secretary of State of State of Delaware on October 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Jonathan Brown
Jonathan Brown
Interim Chief Financial Officer and Chief Accounting Officer

Date: October 17, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation of New Residential Investment Corp., as filed with the Secretary of State of State of Delaware on October 17, 2014.

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